                                                       EXHIBIT 2.01


                               PURCHASE AGREEMENT

                                  by and among

                             DOMINION CAPITAL, INC.

                            GOODMAN-SEGAR-HOGAN, INC.

                               HK ASSOCIATES, L.P.

                        GOODMAN-SEGAR-HOGAN-HOFFLER, INC.

                        GOODMAN-SEGAR-HOGAN-HOFFLER, L.P.


                                       and


                   ST. JOE COMMERCIAL PROPERTY SERVICES, INC.




                            DATED: September 24, 1998

                                TABLE OF CONTENTS


ARTICLE I. - DEFINITIONS..........................................................................................5


ARTICLE II. - TRANSFER OF INTERESTS; CLOSING.....................................................................13

   2.1   LP INTERESTS AND SHARES.................................................................................13
   2.2   PURCHASE PRICE AND PAYMENT..............................................................................14
   2.3   CLOSING.................................................................................................14
   2.4   CLOSING OBLIGATIONS.....................................................................................14
   2.5   POST-CLOSING DISTRIBUTION...............................................................................15

ARTICLE III. - REPRESENTATIONS AND WARRANTIES OF CONTROL GROUP, GENERAL PARTNER, AND PARTNERSHIP.................16

   3.1   ORGANIZATION AND GOOD STANDING..........................................................................16
   3.2   AUTHORITY...............................................................................................16
   3.3   NO CONFLICT.............................................................................................17
   3.4   OWNERSHIP OF CONTROL INTEREST AND CONTROL SHARES........................................................18
   3.5   CAPITALIZATION OF SUBSIDIARIES..........................................................................18
   3.6   FINANCIAL STATEMENTS....................................................................................19
   3.7   LICENSING...............................................................................................20
   3.8   BOOKS AND RECORDS.......................................................................................20
   3.9   TITLE TO PROPERTIES; LEASES AND ENCUMBRANCES............................................................20
   3.10  CONDITION AND SUFFICIENCY OF ASSETS.....................................................................21
   3.11  ACCOUNTS RECEIVABLE.....................................................................................21
   3.12  NO UNDISCLOSED LIABILITIES..............................................................................21
   3.13  TAXES...................................................................................................22
   3.14  NO MATERIAL ADVERSE CHANGE..............................................................................22
   3.15  [INTENTIONALLY DELETED.]................................................................................22
   3.16  COMPLIANCE WITH LEGAL REQUIREMENTS......................................................................22
   3.17  GOVERNMENTAL AUTHORIZATIONS.............................................................................23
   3.18  LEGAL PROCEEDINGS.......................................................................................23
   3.19  ORDERS..................................................................................................23
   3.20  ABSENCE OF CERTAIN CHANGES AND EVENTS...................................................................24
   3.21  CONTRACTS...............................................................................................24
   3.22  NO DEFAULTS.............................................................................................25
   3.23  INSURANCE...............................................................................................26
   3.24  ENVIRONMENTAL MATTERS...................................................................................27
   3.25  EMPLOYEE MATTERS........................................................................................28
   3.26  INTELLECTUAL PROPERTY...................................................................................31
   3.27  CERTAIN PAYMENTS........................................................................................32
   3.28  DISCLOSURE..............................................................................................32
   3.29  RELATIONSHIPS WITH RELATED PERSONS......................................................................32
   3.30  BROKERS OR FINDERS......................................................................................32
   3.31  BANK ACCOUNTS...........................................................................................32
   3.32  YEAR 2000 PROBLEM.......................................................................................33
   3.33  ACTUAL KNOWLEDGE OF ENVIRONMENTAL LIABILITIES--DOMINION AND GSH, INC....................................34
   3.34  DOMINION PROPERTIES.....................................................................................34
   3.35  ACTUAL KNOWLEDGE OF ENVIRONMENTAL LIABILITIES--HK, LP...................................................34
   3.36  ARMADA/HOFFLER PROPERTIES...............................................................................34

ARTICLE IV. - REPRESENTATIONS AND WARRANTIES OF ST. JOE..........................................................34

   4.1   ORGANIZATION AND GOOD STANDING..........................................................................34
   4.2   AUTHORITY...............................................................................................34
   4.3   NO CONFLICT.............................................................................................35


   4.4   INVESTMENT INTENT.......................................................................................35
   4.5   CERTAIN PROCEEDINGS.....................................................................................35
   4.6   BROKERS OR FINDERS......................................................................................35
   4.7   HART-SCOTT-RODINO ACT...................................................................................35

ARTICLE V - INTENTIONALLY DELETED................................................................................35


ARTICLE VI - INTENTIONALLY DELETED...............................................................................36


ARTICLE VII - INTENTIONALLY DELETED..............................................................................36


ARTICLE VIII - RELATED AGREEMENTS................................................................................36

   8.1   RELATED AGREEMENTS......................................................................................36

ARTICLE IX - SURVIVAL; INDEMNIFICATION; REMEDIES.................................................................37

   9.1   SURVIVAL; RIGHT TO INDEMNIFICATION......................................................................37
   9.2   INDEMNIFICATION AND PAYMENT OF DAMAGES BY THE CONTROL GROUP.............................................37
   9.3   INDEMNIFICATION AND PAYMENT OF DAMAGES BY ST. JOE.......................................................38
   9.4   ASSERTION OF CLAIMS.....................................................................................38
   9.5   INDEMNITY LIMITS........................................................................................39
   9.6   SET-OFF.................................................................................................40
   9.7   PROCEDURE FOR INDEMNIFICATION--THIRD PARTY CLAIMS.......................................................40
   9.8   PROCEDURE FOR INDEMNIFICATION--OTHER CLAIMS.............................................................42

ARTICLE X -  GENERAL PROVISIONS..................................................................................42

   10.1  EXPENSES................................................................................................42
   10.2  ANNOUNCEMENTS...........................................................................................42
   10.3  CONFIDENTIALITY.........................................................................................42
   10.4  ENFORCEMENT COSTS.......................................................................................43
   10.5  EQUITABLE REMEDIES......................................................................................43
   10.6  NOTICES.................................................................................................43
   10.7  DISPUTE RESOLUTION......................................................................................45
   10.8  FURTHER ASSURANCES......................................................................................46
   10.9  WAIVER..................................................................................................46
   10.10 ENTIRE AGREEMENT AND AMENDMENT..........................................................................46
   10.11 ASSIGNMENTS, SUCCESSORS AND NO THIRD-PARTY RIGHTS.......................................................46
   10.12 SEVERABILITY............................................................................................47
   10.13 SECTION HEADINGS, CONSTRUCTION..........................................................................47
   10.14 TIME OF ESSENCE.........................................................................................47
   10.15 EXHIBITS................................................................................................47
   10.16 GOVERNING LAW...........................................................................................47
   10.17 COUNTERPARTS............................................................................................47

                               PURCHASE AGREEMENT


         THIS PURCHASE AGREEMENT (the "Agreement") is made as of September 24, 1998, by and among DOMINION CAPITAL, INC., a Virginia corporation ("Dominion"), GOODMAN-SEGAR-HOGAN, INC., a Virginia corporation ("GSH, Inc."), HK ASSOCIATES, L.P., a Virginia limited partnership ("HK, L.P."), GOODMAN-SEGAR-HOGAN-HOFFLER, INC., a Virginia corporation ("GSHH, Inc." or the "General Partner"), GOODMAN-SEGAR-HOGAN-HOFFLER, L.P., a Virginia limited partnership (the "Partnership"), and ST. JOE COMMERCIAL PROPERTY SERVICES, INC., a Florida corporation ("St. Joe"). Dominion, GSH, Inc., and HK, L.P. are sometimes referred to hereinafter as, collectively, the "Control Group."

         WHEREAS, the Partnership is a partnership organized and existing under the laws of the State of Virginia in the business of providing commercial and industrial development, management, construction, consulting, and leasing services for real properties located primarily in Virginia, North Carolina and Georgia (the "Southeast");

         WHEREAS, the Control Group collectively owns controlling equity interests in both the Partnership and GSHH, Inc., its General Partner, as more particularly set forth on the attached Exhibit A, which lists all of the partners of the Partnership and all of the shareholders of the General Partner and their respective ownership interests;

         WHEREAS, the Partnership and its General Partner, own directly or indirectly all or a controlling interest of the issued and outstanding shares of stock, membership or partnership interests of certain operating companies that perform development, management, construction, and leasing services (as more particularly set forth on the attached Exhibit B, such companies are sometimes referred to hereinafter collectively as the "Subsidiaries" and individually as "Subsidiary");

         WHEREAS, St. Joe is a corporation organized and existing under the laws of the State of Florida that is interested in providing commercial and industrial development, management, construction, consulting, and leasing services for real properties located in the Southeast;

         WHEREAS, the Control Group and St. Joe desire that St. Joe purchase all of the limited partnership interests in the Partnership (the "LP Interests") and all of the issued and outstanding shares of the common stock of the General Partner (the "Shares"); and

         WHEREAS, the Control Group, the Partnership, the General Partner, and St. Joe wish to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transaction contemplated hereby.

         NOW, THEREFORE, in consideration of the premises and of the respective covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:

                            ARTICLE I. - DEFINITIONS

         For purposes of this Agreement, the following terms have the meanings specified or referred to in this Article I:

         "Applicable Contract" means any Contract (a) under which any of the Companies has or may acquire any rights, (b) under which any of the Companies has or may become subject to any obligation or liability, or (c) by which any of the Companies or any of the assets owned or used by any of them is or may become bound.

         "Armada/Hoffler Guaranty Agreement" has the meaning as defined in
Section 8.1

         "Balance Sheet" has the meaning as defined in Section 3.6.

         "Benefit Plan" has the meaning as defined in Section 3.25.

         "Best Efforts" means the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible.

         "Breach" means a Breach of a representation, warranty, covenant, obligation or other provision of this Agreement or any instrument delivered pursuant to this Agreement which will be deemed to have occurred if there is or has been (a) any inaccuracy in or breach of, or any failure to perform or comply with such representation, warranty, covenant, obligation or other provision, or
(b) any claim (by any Person other than St. Joe) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation or other provision, or (c) any valid claim by St. Joe or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation or other provision.

         "Budget" has the meaning as defined in Section 3.6.

         "Closing" and "Closing Date" have the meaning as defined in Section
2.3.

         "Closing Financial Statements" has the meaning as defined in Section
2.6.

         "Companies" means, collectively, the Partnership, the General Partner, and the Subsidiaries.

         "Consent" means any approval, consent, ratification, waiver or other authorization (including any Governmental Authorization).

         "Construction Agreements" means any Applicable Contract under which any of the Companies is responsible, in whole or in part, for construction, rehabilitation or remodeling in connection with real estate projects.

         "Contemplated Transactions" means all of the transactions contemplated by this Agreement, including:

                  (a) the sale of the LP Interests and the Shares by Sellers to St. Joe for the Purchase Price;

                  (b) the execution, delivery and performance of the Related Agreements; and

                  (c) the performance by the parties of their respective covenants and obligations under this Agreement.

         "Contract" means any agreement, contract, obligation, promise or undertaking (whether written or oral and whether express or implied) that is legally binding.

         "Control Interests" means the LP Interests collectively owned by the Control Group.

         "Control Shares" means the Shares collectively owned by the Control Group.

         "Damages" has the meaning as defined in Section 9.2.

         "Deferred Payment Obligations" means the obligations of St. Joe to make deferred payments to the Sellers with respect to certain percentages of the Purchase Price on the first, second, and third anniversaries of the Closing Date, as set forth in Section 2.2.

         "Dominion Group Support Agreement" has the meaning as defined in
Section 8.1.

         "Encumbrance" means any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

         "Environment" means soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins and wetlands) groundwater, drinking water supply, stream sediments, ambient air (including indoor air) plant and animal life and any other environmental medium or natural resource.

         "Environmental, Health and Safety Liabilities" means any cost, damages, expense, liability, obligation or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to:

                  (a) any environmental, health or safety matters or conditions (including on-site or off-site contamination, occupational safety and health and regulation of chemical substances or products);

                  (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;

                  (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment or other remediation or response actions ("Cleanup") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

                  (d) any other compliance, corrective, investigative or remedial measures required under Environmental Law or Occupational Safety and Health Law.

         The terms "removal", "remedial" and "response action" include the types of activities covered by the United States Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 et seq., as amended ("CERCLA").

         "Environmental Law" means any Legal Requirement that requires or relates to:

                  (a) advising appropriate authorities, employees and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

                  (b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;

                  (c) reducing the quantities, preventing the release or minimizing the hazardous characteristics of wastes that are generated;

                  (d) assuring that products are designed, formulated, packaged and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

                  (e) protecting resources, species or ecological amenities;

                  (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil or other potentially harmful substances;

                  (g) cleaning up pollutants that have been released, preventing the threat of release or paying the costs of such clean up or prevention; or

                  (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

         "ERISA" means the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "Estoppel Certificates" has the meaning as defined in Section 2.4.

         "Facilities" means any real property, leaseholds or other interests currently or formerly owned by any of the Companies and any buildings, plants, or structures currently or formerly owned by any of the Companies.

         "Financial Statements" has the meaning as defined in Section 3.6.

         "GAAP" means generally accepted accounting principles in effect in the United States from time to time, applied on a basis consistent with the basis on which the Balance Sheet and the other Financial Statements were prepared.

         "Governmental Authorization" means any approval, consent, license, permit, waiver or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

         "Governmental Body" means any:

                  (a) federal, state, regional, county, city, town, village, district or other jurisdiction of any nature;

                  (b) federal, state, local, municipal, foreign or other government;

                  (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official or entity and any court or other tribunal);

                  (d) multi-national organization or body; or

                  (e) body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

         "Hazardous Activity" means the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, release, storage, transfer, transportation, treatment or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about or from the Facilities or any part thereof into the Environment, and any other act, business, operation or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities, or that may affect the value of the Facilities or the Partnership or any of the Subsidiaries.

         "Hazardous Materials" means any waste or other substance that is listed, defined, designated or classified as, or otherwise determined to be, hazardous, radioactive or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "Indemnification Claim" has the meaning as defined in Section 9.4.

         "Indemnified Party" has the meaning as defined in Section 9.1.

         "IRC" means the Internal Revenue Code of 1986 or any successor law and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

         "IRS" means the United States Internal Revenue Service or any successor agency and, to the extent relevant, the United States Department of the Treasury.

         "Knowledge": An individual will be deemed to have "Knowledge" of a particular fact or other matter if:

                  (a) such individual is actually aware of such fact or other matter; or

                  (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.

A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

         "Leasing Agreement" means any Applicable Contract under which the any of the Companies has a right to list and/or lease certain commercial and industrial space.

         "Legal Requirement" means any federal, state, local, municipal, or other administrative order, constitution, law, ordinance, principle of common law, regulation statute or treaty.

         "LP Interests" means the outstanding limited partnership interests in the Partnership.

         "Management Agreement" means any Applicable Contract under which any of the Companies is responsible for the management of the operations of real property.

         "Material" means any circumstance or state of facts which results in or would reasonably be expected to result in, any material limitation or restriction on the ability of the Companies to conduct their respective businesses.

         "Minority Interests" means the LP Interests collectively owned by all of the Minority Partners.

         "Minority Partner" means each of the limited partners of the Partnership who are not defined herein as the Control Group.

         "Minority Seller Agreements" has the meaning as defined in Section 8.1.

         "Minority Shareholder" means each of the shareholders of the General Partner who are not defined herein as the Control Group.

         "Minority Shares" means the Shares collectively owned by all of the Minority Shareholders.

         "Occupational Safety and Health Law" means any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies) designated to provide safe and healthful working conditions.

         "Order" means any award, decision, injunction, judgment, order, ruling, subpoena or verdict entered, issued, made or rendered by any court, administrative agency or other Governmental Body or by any arbitrator.

         "Ordinary Course of Business" means only if an action taken by a Person is:

                  (a) consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; and

                  (b) similar in nature and magnitude to actions customarily taken in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

         "Organizational Documents" means (a) the articles or certificate of incorporation and the bylaws of a corporation, (b) the partnership agreement and any statement of partnership of a general partnership, (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership, (d) the articles of organization and operating agreement of a limited liability company, (e) any charter or similar document adopted or filed in connection with the creation, formation or organization of a Person, and (f) any amendment to any of the foregoing.

         "Partnership" has the meaning as defined in the recitals of the Agreement.

         "Person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or Governmental Body.

         "Proceeding" means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

         "Promissory Notes" means the notes substantially in the form of the note attached hereto as Exhibit C, evidencing the Deferred Payment Obligations.

         "Proprietary Rights Agreement" has the meaning as defined in Section 3.25.

         "Purchase Price" has the meaning as defined in Section 2.2.

         "Related Person" means, with respect to a particular individual:

         (a) each other member of such individual's Family;

         (b) any Person that is directly or indirectly controlled by such individual or one or more member of such individual's Family;

         (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

         (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer partner, executor or trustee (or in a similar capacity).

         With respect to a specified Person other than an individual:

         (a) any Person that directly or indirectly controls, is directly or indirectly controlled by or is directly or indirectly under common control with such specified Person;

         (b) any Person that holds a Material Interest in such specified Person;

         (c) each Person that serves as a director, officer, partner, executor or trustee of such specified Person (or in a similar capacity);

         (d) any Person in which such specified Person holds a Material
Interest;

         (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

         (f) any Related Person of any individual described in clause (b) or
(c).

         For purposes of this definition, (a) the "Family" of an individual includes (i) the individual's spouse and, (ii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 10% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 10% of the outstanding equity securities or equity interests in a Person.

         "Related Agreements" has the meaning as defined in Section 8.1.

         "Release" means any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping or other releasing into the Environment, whether intentional or unintentional.

         "Representative" means with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

         "Securities Act" means the Securities Act of 1933, as amended, or any successor law, regulations and rules issued pursuant to that act or any successor law.

         "Sellers" means, collectively, the Control Group, the selling Minority Partners, and the selling Minority Shareholders.

         "Sellers' Knowledge" means, collectively, the Knowledge of David Heavenridge, A. Russell Kirk, Jerry Moore, John Hutcheson, T. Richard Bryant, Jr. (with respect to GSHH/Bryant, L.L.C.), Deborah Stearns, Jane Ferrara, Neal Friedman, Pat Nalls (with respect to GSHH/LBG, L.L.C.), Melody Barackman, Eric Apperson and Bruce Ford.

         "Seller's Release" has the meaning as defined in Section 2.4.

         "Shares" means the issued and outstanding common stock of the General Partner.

         "Stanton Obligations Agreement" has the meaning as defined in Section 8.1.

         "St. Joe Guaranty Agreement" has the meaning as defined in Section 8.1

         "Subsidiary" has the meaning as defined in the Recitals of this Agreement.

         "Support and Shared Services Agreement has the meaning as defined in
Section 8.1.

         "Tax" means any and all taxes, charges, fees, duties, levies or other assessments, including, without limitation, income, gross receipts, net proceeds, ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise, value added, license, payroll, unemployment, customs duties, disability, stamp, leasing, lease, user, transfer, fuel, excess profits, occupational and interest equalization, windfall profits, severance and employees' income withholding and Social Security taxes imposed by, the United States or any other country or by any state, municipality, subdivision or instrumentality of, the United States or of any other country or by any other Governmental Authority, including all applicable penalties and interest, and such term shall include any interest, penalties or additions to tax attributable to such Taxes.

         "Tax Return" means any return (including any information return), report, statement, schedule, notice, form or other document or information filed with or submitted to, or required to be filed with or submitted to any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

         "Termination Agreement" has the meaning as defined in Section 8.1.

         "Threat of Release" means a substantial likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

         "Threatened" means a claim, Proceeding, dispute, action or other matter will be deemed to have been "Threatened" if any demand or statement has been made (in writing) or any notice has been given (in writing) or if any other event has occurred or any other circumstances exist that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action or other matter is likely to be asserted, commenced, taken or otherwise pursued in the future.


                  ARTICLE II. - TRANSFER OF INTERESTS; CLOSING

         2.1 LP INTERESTS AND SHARES. Subject to the terms and conditions of this Agreement:

         (a) the Control Group agrees to sell, convey, transfer and deliver all of the Control Interests and the Control Shares to St. Joe at Closing, and St. Joe agrees to purchase the Control Interests and the Control Shares;

         (b) St. Joe agrees to offer to purchase all of the Minority LP Interests from the Minority Partners and the Minority Shares from the Minority Shareholders; and

         (c) St. Joe and the Control Group agree to cooperate to secure the agreement of the Minority Partners and the Minority Shareholders to sell, convey, transfer and deliver all of the Minority LP Interests and the Minority Shares to St. Joe at Closing.

         2.2 PURCHASE PRICE AND PAYMENT. The purchase price to be paid by St. Joe to each of the Sellers shall be based upon a total agreed valuation of $15,650,000 (the "Purchase Price") for a sale of all of the LP Interests and all of the Shares. Each of the Sellers hereunder shall be paid on pro rata basis in accordance with their respective ownership interests in the Partnership and the General Partner. For purposes of calculating payments to the Shareholders, the aggregate value of all of the Shares is equal to $156,500. Payments shall be made by St. Joe in readily available funds to each of the Sellers on the following basis:

         (a) Seventy one and one-half percent (71.5%) of the total amount due to the Sellers shall be payable at Closing.

         (b) Twelve and one-quarter percent (12.25%) of the total amount due to the Sellers shall be payable on the first anniversary of the Closing Date in accordance with the Promissory Notes.

         (c) Twelve and one-quarter percent (12.25%) of the total amount due to the Sellers shall be payable on the second anniversary of the Closing Date in accordance with the Promissory Notes.

         (d) Four percent (4%) of the total amount due to the Sellers shall be payable on the third anniversary of the Closing Date in accordance with the Promissory Notes.

         2.3 CLOSING. The consummation of the Contemplated Transactions (the "Closing") provided for in this Agreement will take place at the offices of St. Joe's counsel at 9000 World Trade Center, Norfolk, Virginia on September 24, 1998, or at such other time and place as the parties agree (the "Closing Date").

         2.4 CLOSING OBLIGATIONS.

         (a) At Closing, the Control Group shall deliver, or cause to be delivered to St. Joe:

            (i) bills of sale collectively transferring the LP Interests of the Sellers to St. Joe;

            (ii) assignments of all of each of the Control Group's rights under the Fourth Amended and Restated Limited Partnership Agreement of the Partnership and the Third Amended and Restated Shareholders Agreement of the General Partner;

            (iii) an assignment from GSH, Inc. to the Partnership of the insurance policy in the face amount of $1,000,000 on the life of Robert Stanton, such assignment to be on the insurer's standard assignment form;

            (iv) certificates representing all of the Shares of the Sellers, duly endorsed (or accompanied by duly executed stock powers) for transfer to St. Joe;

            (v) a release in the form of Exhibit D attached hereto ("Seller's Release") executed by each of the Control Group; (vi) the duly executed Related Agreements to which members of the Control Group are parties; and

            (vii) the legal opinion(s) of counsel for the Control Group and the
                  Partnership.

            In addition, the Control Group shall use its Best Efforts to obtain and deliver landlord estoppel certificates dated within 20 days of the Closing Date with respect to the status of each of the leases set forth on Exhibit 3.9(b) attached hereto (collectively, the "Estoppel Certificates").

         (b) At Closing, St. Joe shall deliver to each of the Sellers:

            (i) readily available funds representing such Seller's pro rata portion of the Purchase Price payable at Closing;

            (ii) the duly executed Related Agreements to which St. Joe is a party;

            (iii) the Promissory Notes; and

            (iv)  the legal opinion of counsel for St. Joe.

        2.5 POST-CLOSING DISTRIBUTION. Notwithstanding anything to the contrary contained herein, the Partnership shall distribute to the Sellers on a pro rata basis upon completion of the Partnership tax return, a cash amount equal to forty-two (42%) of the net income of the Partnership for calendar year 1998 up to the Closing Date, less any Partnership distributions made to the Sellers after February 18, 1998.


ARTICLE III. - REPRESENTATIONS AND WARRANTIES OF CONTROL GROUP, GENERAL PARTNER,
               AND PARTNERSHIP

         A. Each of the Control Group, the General Partner and the Partnership, jointly and severally, represent and warrant to St. Joe as follows:

         3.1 ORGANIZATION AND GOOD STANDING.

         (a) Each of the Companies is duly organized, validly existing, and in good standing under the laws of its state of formation, with full power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts. Each of the Companies is qualified to do business in those jurisdictions where it is required to be qualified, except where failure to be qualified would not have or result in a Material adverse effect on such Company's business, finances, or operations. The Control Group has delivered to St. Joe true, correct and complete copies of the Organizational Documents of all of the Companies, as currently in effect.

         (b) Each entity of the Control Group is duly organized, validly existing, and in good standing under the laws of its state of formation, with full power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under this Agreement and the Contemplated Transactions. Each entity of the Control Group is qualified to do business in those jurisdictions where it is required to be qualified, except where failure to be qualified would not have a Material adverse effect on such entity's business, finances, or operations.

         3.2 AUTHORITY.

         (a) The execution and delivery of this Agreement and the applicable Related Agreements by the General

Partner and the Partnership and the performance by the General Partner and the Partnership of their covenants and agreements hereunder and thereunder have been duly authorized by all necessary corporate action by the General Partner on behalf of itself and the Partnership. This Agreement and the Related Agreements to which they are parties constitute the legal, valid and binding obligation of the General Partner and the Partnership.

         (b) The execution and delivery by each of the Control Group of this Agreement, the Related Agreements to which each of the Control Group is a party and the performance of the Contemplated Transactions have been approved by all necessary corporate, partnership, and other action. This Agreement and the Related Agreements to which each of the Control Group is a party constitute the legal, valid and binding obligation of each of the Control Group. Each of the Control Group has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and the Related Agreements to which it is a party and to perform its obligations hereunder and thereunder.

         3.3 NO CONFLICT. Except as shown on Exhibit 3.3, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time or both):

                  (i)   contravene, conflict with or result in a violation of
         (A) any provision of the Organizational Documents of any of the Companies, or (B) any resolution adopted by the General Partner or limited partners of the Partnership or (C) any resolution adopted by the directors, stockholders, partners, managers or members of the General Partner or the Subsidiaries;

                  (ii) contravene, conflict with or result in a violation of or give any Governmental Body the right to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Control Group or any of the Companies, or any of the assets owned or used by the Control Group or any of the Companies, may be subject;

                  (iii) contravene, conflict with or result in a violation of any of the terms or requirements of or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify any Governmental Authorization that is held by the Companies or that otherwise relates to the business of, or any of the assets owned or used by, the Companies;

                  (iv) contravene, conflict with or result in a violation or breach of any provision of or give any Person the right to declare a default or exercise any remedy under or to accelerate the maturity or performance of or to cancel, terminate or modify any Applicable Contract; or

                  (v) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by any of the Companies.

                  None of the Control Group or the Companies is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions, except as set forth on Exhibit 3.3 attached hereto.

         3.4 OWNERSHIP OF CONTROL INTEREST AND CONTROL SHARES.

         (a) Each of the Control Group is the record and beneficial owner and holder of its portion of the Control Interest, free and clear of all Encumbrances, and each of the Control Group has full legal right, power and authority to transfer its portion of the Control Interest to St. Joe. Except for the LP Interests, there are no outstanding equity securities or other securities or any subscriptions, options, warrants, calls, contracts, demands, commitments or other agreements requiring the Partnership to issue or entitling any Person to acquire any additional interest in or any other equity security of the Partnership. No legend or other reference to any purported Encumbrance appears upon any certificate representing the LP Interests. All of the LP Interests have been duly authorized, validly issued and are fully paid and nonassessable. Neither the LP Interests nor any other securities of the Partnership were issued or transferred in violation of the Securities Act or any other Legal Requirement. Except as set forth on Exhibit 3.4 attached hereto, none of the Companies owns or has any Contract to acquire any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business other than the Subsidiaries. No former or present holder of any of the LP Interests in the Partnership has any legally cognizable claim against the Partnership or its current limited partners, based on any issuance, sale, purchase, redemption or involvement in any transfer of any equity interest by the Partnership. Except as set forth on Exhibit 3.4(a), the Partnership has no outstanding obligations to repurchase, redeem or otherwise acquire any outstanding equity interests.

         (b) Each of the Control Group is the record and beneficial owner and holder of its portion of the Control Shares, free and clear of all Encumbrances, and each of the Control Group has full legal right, power and authority to transfer its portion of the Control Shares to St. Joe. Except for the Shares, there are no outstanding equity securities or other securities or any subscriptions, options, warrants, calls, contracts, demands, commitments or other agreements requiring the Partnership to issue or entitling any Person to acquire any additional interest in or any other equity security of the Partnership. No legend or other reference to any purported Encumbrance appears upon any certificate representing the Shares. All of the Shares have been duly authorized, validly issued and are fully paid and nonassessable. Neither the Shares nor any other securities of the General Partner were issued or transferred in violation of the Securities Act or any other Legal Requirement. No former or present holder of any of the Shares of the General Partner has any legally cognizable claim against the General Partner or its current shareholders, based on any issuance, sale, purchase, redemption or involvement in any transfer of any equity interest by the General Partner. Except as set forth on Exhibit 3.4(b), the General Partner has no outstanding obligations to repurchase, redeem or otherwise acquire any outstanding equity interests.

         3.5 CAPITALIZATION OF SUBSIDIARIES. The Partnership and the Persons identified on Exhibit B are the record and beneficial owner and holder of all of the ownership interests of each Subsidiary. There are no outstanding equity securities or other securities or any subscriptions, options, warrants, calls, contracts, demands, commitments or other agreements requiring any

Subsidiary to issue or entitling any Person to acquire any additional equity security of any Subsidiary except as set forth in Exhibit B. No legend or other reference to any purported Encumbrance appears upon any certificate representing equity securities of any Subsidiary. All of the outstanding equity securities of each Subsidiary have been duly authorized, validly issued and are fully paid and nonassessable. None of the outstanding equity securities or other securities or any subscriptions, options, warrants, calls, contracts, demands, commitments or other agreements requiring any Subsidiary to issue or entitling any Person or entity to acquire any additional shares of capital stock or any other equity security of any Subsidiary were issued or transferred in violation of the Securities Act or any other Legal Requirement. No Subsidiary owns, or has any Contract to acquire any equity securities or other securities of any Person, or any direct or indirect equity or ownership interest in any other business. No former or present holder of any membership interest of any Subsidiary has any legally cognizable claim against any of the Companies, based on any issuance, sale, purchase, redemption or involvement in any transfer of any equity interest by any Subsidiary. No Subsidiary has any outstanding obligations to repurchase, redeem or otherwise acquire any of its equity interests.

         3.6      FINANCIAL STATEMENTS.

                  (a) The Partnership and/or the Control Group has delivered to St. Joe consolidated balance sheets of the Partnership and the Subsidiaries (to the extent the Subsidiaries were in existence) at December 31 in each of the years 1995 through 1997 and the related consolidated statements of income, changes in stockholders' equity and cash flow for each of the fiscal years then ended, together with the report thereon of Deloitte & Touche, LLP, independent certified public accountants prepared in accordance with the Partnership's past practices.

                  (b) Attached as Exhibit 3.6(b) hereto is the unaudited consolidated balance sheet of the Partnership as at June 30, 1998 ("Balance Sheet") and the related unaudited consolidated statements of income, all prepared in accordance with GAAP, for the six (6) months then ended (together, with the financial statements referred to in Section 3.6(a), the "Financial Statements").

                  (c) Exhibit 3.6(c) attached hereto sets forth the 1998 budget (the "Budget") for the financial performance of the Partnership. Each of the Control Group and the Partnership believes that the projections contained in the Budget, and the assumptions upon which such projections were based, were reasonable as of the date thereof; however, unanticipated events and circumstances may occur, and thus the actual results achieved during the periods covered by such projections may vary from such projections and such variations may be material. Any such variations shall not themselves be probative that such projections and the assumptions upon which they were based were not reasonable at the time they were made.

         The Financial Statements and notes fairly present the consolidated financial condition and the results of operations, changes in partners' equity and cash flow of the Partnership and the Subsidiaries, as at the respective dates of and for the periods referred to in such financial statements, and as to the Balance Sheet without customary year and audit adjustments and without the notes which would normally accompany audited financial statements.

         3.7 LICENSING. Each of the Companies is licensed, authorized or registered as required to carry on such business carried on by it in each jurisdiction in which such businesses are carried on as of the date of this Agreement. The employees and the independent contractors of each of the Companies who need to be licensed or registered by any Governmental Authority have all necessary valid licenses and/or registrations to conduct the Material activities or perform the Material functions currently being conducted by such employees and independent contractors, or any of the Companies. A list of all such licenses and registrations required by the Companies and their employees and independent contractors is set forth on Exhibit 3.7 attached hereto. Except as set forth on Exhibit 3.7, (i) no Proceeding is pending, served or Threatened to suspend, revoke or limit any such license or registration of any of the Companies or any employee or consultant of any of the Companies; (ii) no such Proceeding has taken place since January 1, 1995; (iii) the consummation of the Contemplated Transactions will not result in the any such revocation, suspension or limitation; and (iv) to the Knowledge of the Control Group and the Partnership, there is no other circumstance which, with notice or passage of time or both, will result in any such revocation, suspension or limitation.

         3.8 BOOKS AND RECORDS. The books of account, minute books, stock record books and other records of the Companies, all of which have been made available to St. Joe, are complete and correct in all Material respects. The minute books of the Companies contain accurate and complete records of all meetings held of, and action taken by, the respective stockholders, partners, members, managers and directors (including without limitation all issuances, transfers and redemptions of all equity interests of the Companies). At the Closing, all of those books and records will be in the possession of the Partnership. With respect to any meetings of stockholders, partners, members, managers, and directors of the Companies at which minutes were not taken, to the Sellers' Knowledge, there were no actions taken or liabilities or obligations undertaken by any of the Companies that were or are individually or in the aggregate Material to the businesses or operations of the Companies, except as otherwise disclosed to St. Joe.

         3.9 TITLE TO PROPERTIES; LEASES AND ENCUMBRANCES.

             (a) None of the Companies owns any real property in whole or in part. The Companies own all the properties and assets (whether tangible or intangible) reflected as owned in the books and records of the Companies, including all of the properties and assets reflected in the Balance Sheet and all of the properties and assets purchased or otherwise acquired by the Companies since the date of the Balance Sheet. All properties and assets reflected in the Balance Sheet are free and clear of all Encumbrances except, with respect to all such properties and assets (a) security interests shown on the Balance Sheet as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (b) security interests incurred in connection with the purchase of property or assets after the date of the Balance Sheet (such security interests being limited to the property or assets so acquired) with respect to which no default (or event that with notice or lapse of time or both would constitute a default) exists, and (c) liens for current taxes not yet due.

             (b) Exhibit 3.9(b) attached hereto sets forth all leases of real property to which any of the Companies is a party, together with all amendments and supplements thereto and modifications thereof. There is no default or claim of default pending, threatened or asserted in writing against any of the Companies by any party to any such contract or agreement, and all such contracts and agreements are currently in full force and effect, and there are no circumstances which, with notice or passage of time or both, would constitute a default or a breach thereunder.

              (c) Exhibit 3.9(c) attached hereto sets forth a description of all leases of personal property involving expenditures of $25,000.00 or more in any year during its term to which any of the Companies is a party, together with all amendments and supplements thereto and modifications thereof. No personal property leasehold interest of any of the Companies is subject to or subordinate to any security interest, lease or other Encumbrance except as set forth on
Exhibit 3.9(c). There is no default or, to the Sellers' Knowledge, claim of default pending, threatened or asserted in writing against any of the Companies by any party to any such contract or agreement, and all such contracts and agreements are currently in full force and effect, and there are no circumstances which, with notice or passage of time or both, would constitute a default or a breach thereunder.

         3.10 CONDITION AND SUFFICIENCY OF ASSETS. Exhibit 3.10 attached hereto contains a complete and accurate list of the fixtures and equipment of the Companies. The fixtures and equipment of the Companies are structurally sound, are in good operating condition and repair and are adequate for the uses to which they are being put and none of such fixtures or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The fixtures and equipment of the Companies are sufficient for the continued conduct of the Companies' businesses after the Closing in substantially the same manner as conducted prior to the Closing.

         3.11 ACCOUNTS RECEIVABLE. Except as set forth on Exhibit 3.11, all accounts receivable of the Partnership and the Subsidiaries that are reflected on the Balance Sheet (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Exhibit 3.11 sets forth the Accounts Receivable Ledger as of the date of the Balance Sheet, which list sets forth the aging of such Accounts Receivable. The Accounts Receivable as of the Closing Date will not represent a material adverse change in the composition of such Accounts Receivable in terms of aging. Except as set forth on Exhibit 3.11, there is no pending contest, claim or right of set-off under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable in excess of reserves.

         3.12 NO UNDISCLOSED LIABILITIES. None of the Companies has any liabilities (whether absolute, accrued, contingent or otherwise) as of June 30, 1998, except for liabilities or obligations reflected or reserved against in the Balance Sheet and as set forth on Exhibit 3.12. The Partnership has provided St. Joe with all information and detail relating to any liability or obligation reflected on or reserved against in the Balance Sheet. Further, neither the Partnership nor any of the Subsidiaries is in violation of or default under any Contract which could give rise to any liability or obligation not disclosed on the Balance Sheet.

         3.13 TAXES. Each of the Companies has filed or cause to be filed (on a timely basis since its creation) all Tax Returns that are or were required to be filed by it either separately or as a member of a group, pursuant to applicable Legal Requirements. The Partnership has delivered to St. Joe copies of all such Tax Returns filed since December 31, 1995. The Companies have paid on a timely basis or made provision for the payment of all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by any of the Companies. The charges, accruals and reserves with respect to Taxes on the books of each of the Companies are adequate (determined in accordance with GAAP) and are at least equal to such Companies' liability for Taxes. There exists no proposed tax assessment or other dispute or claim for Taxes against any of the Companies except as disclosed in the Balance Sheet. No consent to the application of Section 341(f)(2) of the IRC has been filed with respect to any property or assets held, acquired, or to be acquired by the Companies. All Taxes that the Companies are or were required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person on a timely basis. All Tax Returns filed by the Companies are true, correct and complete. Except as set forth on Exhibit 3.13, there is no tax sharing agreement that will require any payment by any of the Companies after the date of this Agreement. None of the Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax. Except as set forth on Exhibit 3.13, there is no audit, examination, deficiency or refund Proceeding with respect to Taxes of any kind pending or Threatened against any of the Companies, and there is no basis in fact for any assessment of any additional Tax.

         3.14 NO MATERIAL ADVERSE CHANGE. Except as set forth on Exhibit 3.14, since the date of the Balance Sheet, there has not been any Material adverse change in the business, operations, properties, prospects, assets or condition of any of the Companies, and no event has occurred or circumstance exists that may result in such a Material adverse change.

         3.15 [Intentionally Deleted.]

         3.16 COMPLIANCE WITH LEGAL REQUIREMENTS. Each of the Companies is, and at all times since January 1, 1995, has been in compliance with each Legal Requirement that is or was applicable to it and material to the conduct or operation of its business or the ownership or use of any of its assets. No event has occurred or circumstance exists that (with or without notice or lapse of time or both) (A) may constitute or result in a Material violation by any of the Companies of or a failure on the part of any of the Companies to comply with any Legal Requirement, or (B) may give rise to any obligation on the part of any of the Companies to undertake or to bear all or any portion of the cost of any remedial action of any nature. Except as set forth on Exhibit 3.16 attached hereto, none of the Companies has received, at any time since January 1, 1995, any notice or other written communication from any Governmental Body or any other Person regarding (A) any actual, alleged, possible or potential Material violation of or failure to comply with any Legal Requirement, or (B) any actual, alleged, possible or potential obligation on the part of any of the Companies to undertake or to bear all or any portion of the cost of any remedial action of any nature.

         3.17 GOVERNMENTAL AUTHORIZATIONS. Exhibit 3.17 attached hereto contains a complete and accurate list of each Governmental Authorization that is held by the Companies.

Each Governmental Authorization listed or required to be listed on Exhibit 3.17 is valid and in full force and effect. Each of the Companies is, and at all times since January 1, 1995, has been in Material compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified on Exhibit 3.17 attached hereto. No event has occurred or circumstance exists that may (with or without notice or lapse of time or both)
(A) constitute or result directly or indirectly in a Material violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed on Exhibit 3.17, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation or termination of or any modification to any Governmental Authorization listed or required to be listed on Exhibit 3.17. None of the Companies has received, at any time since January 1, 1995, any notice or other communication from any Governmental Body or any other written Person regarding (A) any actual, alleged, possible or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of or modification to any Governmental Authorization. All applications required to have been filed for the renewal of the Governmental Authorizations listed or require to be listed on Exhibit 3.17 have been duly filed on a timely basis with the appropriate Governmental Bodies and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies. The Governmental Authorizations listed on Exhibit 3.17 collectively constitute all of the Material Governmental Authorizations necessary to permit each of the Companies to lawfully conduct and operate its business in the manner it currently conducts and operates such business and to permit each of the Companies to own and use its assets in the manner in which it currently owns and uses such assets.

         3.18 LEGAL PROCEEDINGS. Except as disclosed on Exhibit 3.18 attached hereto, there is no pending Proceeding: (A) that has been commenced by or against any of the Companies that relates to the business of or any of the assets owned or used by any of the Companies; or (B) that challenges or that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Contemplated Transactions. Except as disclosed on Exhibit 3.18,
(A) no such Proceeding has been Threatened, and (B) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. There is no Proceeding pending or Threatened which otherwise relates to or may materially and adversely affect the business of any of the Companies.

         3.19 ORDERS. There is no Order to which any of the Companies or any of the assets owned or used by any of the Companies is subject. No officer, director or employee of any of the Companies is subject to any Order that prohibits such officer, director or employee from engaging in or continuing any conduct, activity or practice relating to the business of any of the Companies.

         3.20 ABSENCE OF CERTAIN CHANGES AND EVENTS. Since the date of the Balance Sheet, the Companies have conducted their respective businesses only in the Ordinary Course of Business and except as set forth on Exhibit 3.20, there has not been any: (i) change in the ownership interests of any of the Companies; grant of any option or right to purchase ownership interests of any of the Companies; issuance of any security convertible into such ownership interest; grant of any registration rights; purchase, redemption, retirement or other acquisition by any of the Companies of any ownership interests or other securities; or declaration or payment of any dividend or other distribution or payment to its shareholders, members, or partners; (ii) amendment to the Organizational Documents of any of the Companies; (iii) payment or increase by any of the Companies of any bonuses, salaries or other compensation to any stockholder, partner, member, manager, director, officer or employee (except in the Ordinary Course of Business) or entry into any employment, severance or similar Contract with any stockholder, member, manager, director, officer or employee; (iv) payment on account of the LP Interests by way of dividends or other distributions of cash or other assets of the Partnership; (v) damage to or destruction or loss of any asset or property of any of the Companies, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition or prospects of the Companies taken as a whole; (vi) other than in the Ordinary Course of Business, entry into, termination of or receipt of notice of termination of (1) any license, distributorship, dealer, sales representative, joint venture, management, development, credit or similar agreement; (2) any Management, Development, Construction or Leasing Agreement; or (3) any Contract or transaction involving a total remaining commitment by or to any of the Companies of at least Twenty-Five Thousand and no/100 Dollars ($25,000.00); (vii) purchase, sale, lease or other disposition of any asset or property of any of the Companies or mortgage, pledge or imposition of any lien or other encumbrance on any material asset or property of any of the Companies involving Twenty-Five Thousand and no/100 Dollars ($25,000.00) or more, including the sale, lease or other disposition of any of the assets; (viii) cancellation or waiver of any claims or rights with a value to any of the Companies in excess of Twenty-Five Thousand and no/100 Dollars ($25,000.00); (ix) change in the tax elections or accounting methods used by any of the Companies; or (x) agreement, whether oral or written, by any of the Companies to do any of the foregoing; (xi) any borrowings, other than trade payables incurred in the Ordinary Course of Business; (xii) any change in existing credit arrangements with any bank or other institution;
(xiii) any loan or advance made to any officer, director, consultant, agent, employee or shareholder, or Related Person of any of the foregoing; or (xiv) any Material transactions outside the Ordinary Course of Business.

         3.21 CONTRACTS. Exhibit 3.21 attached hereto contains a complete and accurate list and the Partnership and/or the Control Group has delivered to St. Joe true and complete copies of:

              (i) each Applicable Contract that involves performance of services or delivery of goods or materials in excess of One Hundred Thousand and no/100 Dollars ($100,000.00) per annum by the Partnership and all Subsidiaries, including without limitation the Development, Management, Construction and Leasing Agreements;

              (ii) each licensing agreement or other Applicable Contract with respect to patents, trademarks, copyrights or other intellectual property, including agreements with current or former employees, consultants or contractors in excess of Twenty-Five Thousand and no/100 Dollars ($25,000.00) per annum;

              (iii) each joint venture, partnership and other Applicable Contract (however named) involving a sharing of profits, losses, costs or liabilities by any of the Companies with any other Person;

                  (iv) each Applicable Contract containing covenants that in any way purport to restrict the business activity any of the Companies or limit the freedom of any of the Companies to engage in any line of business or to compete with any Person;

                  (v) each Applicable Contract providing for payments to or by any Person based on sales, purchases or profits in excess of Twenty-Five Thousand and no/100 Dollars ($25,000.00) per annum other than direct payments for good and services;

                  (vi) each power of attorney that is currently effective and outstanding;

                  (vii) each Applicable Contract for capital expenditures in excess of Twenty-Five Thousand and no/100 Dollars ($25,000.00) per annum;

                  (viii) each written warranty, guaranty and/or other similar undertaking with respect to contractual performance extended by any of the Companies in excess of Twenty-Five Thousand and no/100 ($25,000.00) per annum;

                  (x)    all leases of real property;

                  (xi) each Applicable Contract with any director, officer, shareholder employee, or affiliates of any of the foregoing entered into by any of the Companies;

                  (xii) any other written or unwritten agreement that is Material to the business of any of the Companies; and

                  (xiii) each amendment, supplement and modification (whether oral or written) in respect of any of the foregoing.

         Each Contract identified or required to be identified on Exhibit 3.21 is in full force and effect, and to Sellers' Knowledge, there are no Material defaults thereunder by any of the parties.

         3.22     NO DEFAULTS.  Except as set forth on Exhibit 3.22:

                  (i) the Companies are, and at all times have been, in compliance with all applicable and material terms and requirements of each Contract under which any of the Companies has or had any obligation or liability or by which any of the Companies or any of the assets owned or used by any of the Companies is or was bound;

                  (ii) to the Sellers' Knowledge, each other Person that has or had any obligation or liability under any Contract under which any of the Companies has or had any rights is, and at all times has been, in compliance with all applicable terms and requirements of such Contract;

                  (iii) no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with or result in a Material violation or breach of or give the Partnership, a Subsidiary or other Person the right to declare a default or exercise any remedy under or to accelerate the maturity or performance of or to cancel, terminate or modify any Applicable Contract;

                  (iv) none of the Companies has given to, or received from, any other Person, at any time any notice or other written communication regarding any actual, alleged, possible or potential violation or breach of or default under any Contract; and

                  (v) none of any of the Companies is or will be required to give any notice to or obtain Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

         3.23 INSURANCE. Each of the Companies maintains insurance policies of fire and extended coverage and casualty, liability and other forms of insurance in such amounts and against such risks and losses as are set forth on Exhibit
3.23 attached hereto. All such insurance policies are in full force and effect and, taken together, provide adequate insurance coverage for the assets and the operations of the Companies and cover all risks normally insured against by a Person carrying on the same business or businesses as the Companies.

         None of the Companies has received (i) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (ii) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder. Each of the Companies has paid all premiums due and has, except as described on Exhibit 3.23, otherwise performed all of its obligations under each policy to which any of the Companies is a party or that provides coverage to any of the Companies or any director, officer, employee, agent or consultant of any of the Companies thereof. Except as described on Exhibit 3.23, each of the Companies, as applicable, has given notice to the insurer of all claims that may be insured thereby.

         3.24 ENVIRONMENTAL MATTERS.

         (a) Each of the Companies is, and at all times has been, in compliance with and has not been and is not in violation of or liable under any Environmental Law. Each of the Companies has not received any order, notice or other communication alleging any actual or potential Material violation or failure to comply with any Environmental Law or of any actual or Threatened Material obligation to undertake or bear the cost of any Environmental, Health and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal or mixed) in which the Partnership has had an interest or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used or processed by the Partnership.

         (b) To the Knowledge of the Control Group and the Partnership, there are no Material pending or, Threatened Encumbrances or Environmental, Health and Safety Liabilities with respect to or affecting any of the Facilities or any other properties and assets (whether real, personal or mixed) in which any of the Companies has or had an interest.

         (c) None of the Companies has Knowledge of any basis to expect, nor has it received any citation, directive, inquiry, notice, Order, summons, warning or other communication that relates to any alleged, actual or potential Material obligation to undertake or bear the cost of any Environmental, Health and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal or mixed) in which any of the Companies has or had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used or processed by the Partnership, have been transported, treated, stored, handled, transferred, disposed, recycled or received.

         (d) None of the Companies has Knowledge of any Material Environmental, Health and Safety Liabilities with respect to any property geologically or hydrologically adjoining the Facilities or any such other property or assets.

         (e) None of the Companies has permitted or conducted or is aware of any Material Hazardous Activity conducted with respect to the Facilities or any other properties or assets (whether real, personal or mixed) in which any of the Companies has or had an interest except in full compliance with all applicable Environmental Laws.

         (f) None of the Companies has Knowledge of any Material Release, or Threat of Release, of any Hazardous Materials at or from the Facilities or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used or processed from or by the Facilities or from or by any other properties and assets (whether real, personal or mixed) in which any of the Companies has or had an interest whether by the Partnership or any other Person.

         (g) The Control Group and/or the Partnership has delivered to St. Joe true and complete copies and results of any reports, studies, analyses, tests or monitoring possessed or initiated by any of the Companies pertaining to Hazardous Materials or Hazardous Activities in, on or under the Facilities or concerning compliance with Environmental Laws by any of the Companies.

         (h) The Partnership is and has been in substantial compliance with all Material obligations under all Contracts for the management of real property, including obligations related to environmental matters.

         3.25     EMPLOYEE MATTERS

                  (a) Disclosure of Personnel. Exhibit 3.25(a) contains a complete and accurate list of the following information as of June 30, 1998, for each employee, partner, officer, manager or director of each of the Companies and their operational division, including each such person on leave of absence or layoff status: name; address; job title; current compensation (including bonus, commission, incentive or other form of compensation) paid or payable; last increase in compensation; amount actually paid in 1997, and vacation, sick leave or other personal leave accrued, and when applicable, relevant information concerning the vesting and eligibility of such employees under any employee benefit plan. Except as set forth on Exhibit 3.25(a) or Exhibits 3.25(j) - (m) attached hereto, no employee, partner, officer, or director of any of the Companies is a party to or is otherwise bound by any agreement or arrangement, including any confidentiality, non-competition or proprietary rights agreement between such employee, partner, officer or director and any of the Companies, or to Seller's Knowledge, any other Person ("Proprietary Rights Agreement") that in any way adversely affects or will affect (i) the performance of his or her duties as an employee, partner, officer or director of any of the Companies, or
(ii) the ability of any of the Companies to conduct its business. To the Knowledge of the Control Group and the Partnership, no director, officer, manager or other key employee of any of the Companies intends to terminate his or her employment with any of the Companies, except for Jerry Moore.

                  (b) Independent Contractors. Exhibit 3.25(b) is a true and complete list, for calendar year 1996, calendar year 1997 and calendar year 1998 to date, of the Companies' brokers, sales agents or other persons whom the Companies treat as independent contractors or consultants not included in
Exhibit 3.25(a) ranked, (i) on a company-wide basis, by gross income and (ii) on an office-by-office basis, by gross income.

                  (c) Except as set forth in Exhibits 3.25(a), (b) and (c), none of the Companies has any:

                      (i) Outstanding written or oral employment, consulting or retainer (except for retainer agreements with attorneys and accountants and retainer agreements for the provision of services for any of the Companies that are terminable at will by the respective Company) agreements for rendition of services by any person or any outstanding obligation under any prior written or oral agreement of such nature;

                      (ii) Officers or other employees or consultants whose employment or retainer, as the case may be, cannot be terminated by any of the Companies at will and without penalty, and, without payment of any severance or similar benefits imposed by any contract; or

                      (iii) Obligations to make future contributions to fund bonus, pension, profit sharing or deferred compensation agreements, plans, or arrangements.

                  (d) Except as set forth on Exhibit 3.25(d), none of the Companies has any "golden parachute agreements" or agreements providing payments, bonuses, or termination or acceleration rights, or other benefits to employees or other Persons in connection with or as a result of a change in control of any of the Companies.

                  (e) Except as provided elsewhere in this Agreement or on
Exhibit 3.25, to the Knowledge of the Companies, none of the Companies has any outstanding liability to any of their employees, partners, officers or directors except (i) accrued salaries during the current period (not to exceed one month) or accrued compensation or commissions, as the case may be, and (ii) normal vacations during the preceding twelve months and accrued sick leave.


                  (f) Employee Benefit Plans.

                      (i) Exhibit 3.25(f) lists all employee benefit plans, whether or not any of the Companies maintains or otherwise contributes to such benefit plans, or other similar arrangements to which any of the Companies or any ERISA Affiliate contribute, are a party or by which they are bound, legally or otherwise (collectively, "Benefit Plans"), including, without limitation, (1) any profit sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, severance, welfare or incentive plan, agreement or arrangement, (2) any plan, agreement or arrangement providing for "fringe benefits" or perquisites to employees, partners, officers, directors or agents, including but not limited to benefits relating to automobiles, clubs, vacation, child care, parenting, sabbatical, sick leave, medical, dental, hospitalization, life insurance and other types of insurance, (3) any employment agreement, oral or written (except those listed on Exhibits 3.25(a) or (b)) and
(4) any other "employee benefit plan" (within the meaning of Section 3(3) of the Employment Retirement Income Security Act of 1974, as amended ("ERISA"). True and complete copies of all written Benefit Plans have been provided to St. Joe.

                       (ii) No Benefit Plan, nor any prior plan or arrangement for which any of the Companies has ever had a liability or responsibility, is, or was, subject to Title IV of ERISA or a multiemployer plan (within the meaning of Section 3(37) of ERISA) and except as disclosed in Exhibit 3.25(f), no Benefit Plan is a stock bonus, pension or profit sharing plan with in the meaning of Section 401(a) of the Code. Each Benefit Plan which is intended to be qualified under the terms of Code ss. 401(a) is noted in Exhibit 3.25(f). No ERISA Affiliate maintains a plan that is subject to Title IV of ERISA or that is a multiemployer plan.

                       (iii) Except as disclosed in Exhibit 3.25(f)(iii), (1) there are no actions, suits or claims pending or, to any of the Companies' knowledge, Threatened against such Benefit Plans or their assets, or arising out of such Benefit Plans, (2) no facts exist which could give rise to any such actions, suits or claims which would have a material adverse effect on any of the Companies prior to Closing or after the Closing and (3) the Companies have performed all of their respective obligations under all such Benefit Plans in all respects, all of which are in full force and effect.

                       (iv) Except as disclosed in Exhibit 3.25(f)(iv) and as otherwise required by law, each of the Benefit Plans can be terminated within a period of sixty (60) days without payment of any additional compensation or additional vesting or acceleration of any such benefits.

                       (v) Except as disclosed in Exhibit 3.25(f)(v), there is no default under the Benefit Plans and (2) there have been no claims of defaults and, to the best knowledge of any of the Companies, there are no facts or conditions which if continued will result in a default under these contracts or arrangements.

                       (vi) Except for the Assumed Liabilities or as disclosed in Exhibit 3.25(f)(vi), as of the Closing all contributions for all Benefit Plans shall have been paid or accrued on the 1998 Balance Sheet.

                       (vii) Except as disclosed in Exhibit 3.25(f)(vii), all Benefit Plans obligations are fully funded or fully insured to the extent such Benefit Plans are required to be funded or insured pursuant to the terms of such Benefit Plans or applicable law.

                       (viii) Each of the Companies has provided St. Joe with all documents, including, but not limited to, the funding agreement and current financial statements, Forms 5500 and summary plan description for each Benefit Plan.

                  (g) Compliance with ERISA, the Code and other Employment Laws. Except as disclosed in Exhibit 3.25(g), (i) the Companies are in full compliance with the applicable provisions of ERISA and the Internal Revenue Code (as amended through the date of the Agreement), the regulations and published authorities thereunder, and all other laws applicable with respect to all Benefit Plans in all respects, (ii) there has been no act or omission by any of the Companies, or any ERISA Affiliate that has given rise to or may give rise to fines, penalties, taxes, or related charges under Section 502(c) or (i) or
Section 4071 of ERISA or Chapter 43 of the Code (iii) the Companies have complied in all respects to with, and are not in violation in any respect of, applicable federal, state and local equal employment opportunity law and other employment or labor statutes, laws and regulations with respect to any of the Companies and (iv) there are no pending or threatened unfair labor practice charges, administrative agency charges, or law suits alleging violation of such laws or asserting any claims with respect to employment, and none of the Companies has taken any action which could give rise to any such charges.

                  (h) Group Health Plans. Except as disclosed in Exhibit 3.25(h), the Benefit Plans have been operated in compliance with the group health plan continuation coverage requirements of Part 6 of Title I of ERISA and 4980B of the Code in all respects to the extent such requirements are applicable.

                  (i)  Collective Bargaining Agreements. Except as set forth in
Exhibit 3.25(i), during the five (5) year period preceding the date hereof and presently, none of the Companies or any predecessors thereof, (i) have been a party to any collective bargaining agreement or other labor contract with any labor union or other representative of its employees; (ii) have been subject to any union organizing activities, or any pending or threatened petition or other demand for representation has been made of them by any labor union or other representative of its employees; (iii) have engaged in any unfair labor practice, and no unfair labor practice charge or complaint against them is pending before or threatened to be filed with the National Labor Relations Board or other governmental agency; or (iv) have not experienced any strike, dispute, slowdown, interruption or work stoppage by their labor force due to employment problems of any nature, and there are no such pending or threatened actions against the Seller by its labor force.

                  (j) Non-competition Agreements. Exhibit 3.25(j) is a true and complete list of all non-competition agreements to which any of the Companies is a party.

                  (k) Confidentiality Agreements. Exhibit 3.25(k) is a true and complete list of all agreements for confidentiality is the primary purpose and to which any of the Companies is a party.

                  (l) Non-Solicitation Agreements. Exhibit 3.25(l) is a true and complete list of all non-solicitation agreements to which any of any of the Companies is a party.

                  (m) Indemnification Agreements. Exhibit 3.25(m) is a true and complete list of all agreements for which indemnification is the primary purpose and to which any of the Companies is a party.

                  (n) Excess Parachute Payments. The consummation of the transactions contemplated by the Agreement shall not result in the acceleration of the vesting or in the payment of benefits or in the payment of any amounts which would be considered "excess parachute payments" within the meaning of
Section 280G of the Code.


         3.26     INTELLECTUAL PROPERTY.

                  (a) None of the Companies owns any patent, patent application or invention or discovery that may be patentable or any copyright in either published works or unpublished works.

                  (b) Exhibit 3.26 attached hereto lists (i) all of the fictitious business names, trade names, registered and unregistered trademarks, service marks and applications being used by the Companies (collectively, "Marks"); and contains (ii) a complete and accurate list and summary description, including any royalties paid or received by any of the Companies, of all Contracts relating to (x) the Marks and (y) all know-how, trade secrets, confidential information, customer lists, software, technical information, data process technology, plans, drawings and blue prints (collectively, "Trade Secrets") being used by any of the Companies. Except as disclosed on Exhibit 3.26, the Companies own the Marks, free and clear of all Encumbrances, and there are no outstanding or Threatened disputes or disagreements with respect to any of the Contracts listed on Exhibit 3.26. The Partnership has provided or will provide St. Joe prior to the Closing with true and complete copies of each item listed or required to be listed on Exhibit 3.26. The Companies have not infringed on any proprietary rights of any other Person. To Sellers' Knowledge, each of the Companies owns, or possesses valid license rights to, all computer software programs that are material to the conduct of the business of the Companies. Neither the Control Group nor the Partnership knows of any reason why the consummation of the Contemplated Transactions would result in the loss or impairment of any of the Marks or Trade Secrets.

         3.27 CERTAIN PAYMENTS. None of the Companies nor any director, officer, agent, consultant or employee of any of the Companies has directly or indirectly (i) made any illegal contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of form, whether in money, property or services (a) to obtain favorable treatment in securing business, (b) to pay for favorable treatment for business secured, (c) to obtain special concessions or for special concessions already obtained for or in respect of any of the Companies or any Related Person of any of the Companies, or (d) in violation of any Legal Requirement, and (ii) established or maintained on behalf of any of the Companies any fund or asset that has not been recorded in the books and records of the applicable Companies.

         3.28 DISCLOSURE. No representation, warranty or statement of the Partnership, the General Partner, or the Control Group in this Agreement and no statement contained in any other document executed in connection with this Agreement contains an untrue statement of material fact or omits to state a material fact necessary to make the statements herein or therein in light of the circumstances in which they were made not misleading. There is no fact known to the Control Group, the Partnership or the General Partner that has specific application to the Companies (other than general economic or industry conditions) and that Materially adversely affects the assets, business, prospects, financial condition or results of operations of the Companies that has not been set forth in this Agreement or the Exhibits.

         3.29 RELATIONSHIPS WITH RELATED PERSONS. Except as listed on Exhibit
3.29 attached hereto, none of the Control Group nor any Related Person of the Control Group has, or since January 1, 1995, has had, any interest in any property (whether real, personal or mixed and whether tangible or intangible) used in or pertaining to any of the Companies' businesses. Except as listed on
Exhibit 3.29 attached hereto, no Related Person of any of the Control Group owns, or since January 1, 1995 has owned (of record or as a beneficial owner), an equity interest or any other financial or profit interest in a Person that has (i) had business dealings or a material financial interest in any transaction with any of the Companies which involved payment in excess of $ 25,000.00 per annum, or (ii) engaged in competition with any of the Companies with respect to any line of the products or services of any of the Companies in any market presently served by any of the Companies.

         3.30 BROKERS OR FINDERS. None of the Control Group nor any of the Companies has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payments in connection with this Agreement or any of the Contemplated Transactions.

         3.31 BANK ACCOUNTS. A complete list of all bank accounts and safe deposit boxes maintained by each of the Companies and all persons entitled to draw thereon or with access thereto is set forth on Exhibit 3.31.

         3.32 YEAR 2000 PROBLEM.

         (a) To the Companies' Knowledge, Exhibit 3.32(a) lists all of the computer software, hardware, and related systems and equipment being used by any of the Companies, whether owned or leased, and including without limitation all equipment containing embedded computer chips (collectively, the "Computer Systems"). The Companies have taken reasonable steps, as summarized on Exhibit 3.32(a), to ensure that the Computer Systems will not generate any invalid and/or incorrect date-related results or cause any Material "Year 2000 Problems" and will, without interruption or manual intervention, continue to operate consistently, predictably and accurately and will meet all Material specifications and/or functionality and performance requirements, when used during any year prior to, during or after the calendar year 2000. A "Year 2000 Problem" for the purposes of this Agreement means a date-handling problem arising out of relating to the Year 2000 date change that would make software, a computer system, or a piece of equipment incapable of correctly processing, providing interfacing, exchanging, and/or receiving accurate date-related data for the dates within and between the twentieth and twenty-first centuries.

         (b) "Building Systems" means any and all equipment and systems (including without limitation elevators, HVAC, electrical, lighting, communications, and plumbing equipment and systems) used in the operation and maintenance of buildings, plants, or structures owned or managed by any of the Companies. Exhibit 3.32(b) summarizes the ongoing efforts of the Companies to investigate, determine the existence of, analyze, and correct any Year 2000 Problems in or affecting the Building Systems.

B. Dominion and GSH, Inc., jointly and severally, represent and warrant to St. Joe that:

         3.33 ACTUAL KNOWLEDGE OF ENVIRONMENTAL LIABILITIES--DOMINION AND GSH, INC. To the actual Knowledge of David Heavenridge, Jerry Moore and Bruce Ford (without due diligence or investigation) as of the date of this Agreement, there are no Material Environmental, Health and Safety Liabilities related to any Partnership-managed real properties which will give rise to liability to the Partnership.

         3.34 DOMINION PROPERTIES. As of the date of this Agreement, there are no Material Environmental, Health and Safety Liabilities related to the Partnership-managed real properties listed on Exhibit A of the Dominion Group Support Agreement, which will give rise to liability to GSHH.

         C. HK, LP represents and warrants to St. Joe that:

         3.35 ACTUAL KNOWLEDGE OF ENVIRONMENTAL LIABILITIES--HK, LP. To the actual Knowledge of A. Russell Kirk, Daniel A. Hoffler, and Bruce Ford (without due diligence or investigation) as of the date of this Agreement, there are no Material Environmental, Health and Safety Liabilities related to any Partnership-managed real properties which will give rise to liability to the Partnership.

         3.36 ARMADA/HOFFLER PROPERTIES. As of the date of this Agreement, there are no Material Environmental, Health and Safety Liabilities related to the Partnership-managed real properties listed on Exhibit A of the Support and Shared Services Agreement, which will give rise to liability to GSHH.

                ARTICLE IV. - REPRESENTATIONS AND WARRANTIES OF
                                     ST. JOE

         St. Joe represents and warrants to each of the Control Group as follows:

         4.1 ORGANIZATION AND GOOD STANDING. St. Joe is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, with full power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under contracts to which it is a party. St. Joe is qualified to do business in those jurisdictions where it is required to be qualified, except where failure to be qualified would not have or result in a Material adverse effect on St. Joe's business, finances, or operations.

         4.2 AUTHORITY. This Agreement constitutes the legal, valid and binding obligation of St. Joe. St. Joe has the absolute and unrestricted right, power and authority to execute, deliver, and perform its obligations under this Agreement.

         4.3 NO CONFLICT. Neither the execution and delivery of this Agreement by St. Joe nor the consummation or performance of any of the Contemplated Transactions by St. Joe will give any Person the right to prevent, delay or otherwise interfere with any of the Contemplated Transactions pursuant to:

             (i)      any provision of St. Joe's Organizational Documents;

             (ii) any resolution adopted by the board of directors or the stockholders of St. Joe;

             (iii) any Legal Requirement or Order to which St. Joe may be subject; or

             (iv) any Contract to which St. Joe is a party or by which St. Joe may be bound.

         St. Joe is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

         4.4 INVESTMENT INTENT. St. Joe is acquiring the LP Interests and the Shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.

         4.5 CERTAIN PROCEEDINGS. There is no pending Proceeding that has been commenced against St. Joe and that challenges or may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Contemplated Transactions. To St. Joe's Knowledge, no such Proceeding has been Threatened.

         4.6 BROKERS OR FINDERS. Neither St. Joe nor its officers and agents have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement or the Contemplated Transactions.

         4.7 HART-SCOTT-RODINO ACT. St. Joe has prepared and filed all documents with the Federal Trade Commission and the United States Department of Justice as are required to comply with the Hart-Scott-Rodino Act (the "HSR Act") and has promptly furnished all materials thereafter requested by any of the regulatory agencies having jurisdiction over such filings. St. Joe has obtained an acceleration of the applicable waiting period under the HSR Act.


                        ARTICLE V - INTENTIONALLY DELETED


                       ARTICLE VI - INTENTIONALLY DELETED


                       ARTICLE VII - INTENTIONALLY DELETED


                        ARTICLE VIII - RELATED AGREEMENTS

         8.1 RELATED AGREEMENTS. At Closing the parties, as applicable, shall have executed and delivered the following related agreements (collectively, the "Related Agreements").

         (a) An agreement (the "Dominion Group Support Agreement") whereby Dominion and GSH, Inc. agree to provide certain continuing support to the Partnership after the Closing Date.

         (b) An agreement (the"Support and Shared Services Agreement") whereby HK, LP and Armada/Hoffler Holding Company agree to provide certain continuing support and services to the Partnership after the Closing Date.

         (c) An agreement (the "Termination Agreement") to terminate the Noncompetition Agreement dated as of July 31, 1993, as amended, between the Partnership, the GSH Group, and the HK Group (as defined therein).

         (d) An agreement (the "Armada/Hoffler Guaranty") pursuant to which Armada/Hoffler Holding Corp. guarantees the performance of the obligations of HK, LP under this Agreement.

         (e) An agreement (the "Payroll Services Agreement") whereby GSH, Inc. agrees to provide certain continuing payroll services to the Partnership after the Closing Date.

         (f) Agreements (collectively, the "Minority Seller Agreements"), pursuant to which each of the selling Minority Partners and Minority Shareholders agrees to, among other things, (i) convey all owned LP Interests and Shares to St. Joe in accordance with the terms of Article II of this Agreement, and
                  (ii) waive any and all rights of notice, first refusal, or otherwise such Person may have under any existing agreements with respect to transfers of the LP Interests or the Shares.

         (g) An agreement (the "Stanton Obligations Agreement") pursuant to which St. Joe guarantees certain obligations of GSH, Inc. to Robert F. Stanton.

         (h) An agreement (the "St. Joe Guaranty") pursuant to which The St. Joe Company guarantees the obligations of St. Joe hereunder.

                ARTICLE IX - SURVIVAL; INDEMNIFICATION; REMEDIES

         9.1 SURVIVAL; RIGHT TO INDEMNIFICATION. All representations, warranties, covenants and obligations in this Agreement and the certificates delivered pursuant to Section 6.9 and any other certificate or document delivered pursuant to this Agreement shall survive for the time periods set forth in Section 9.5 below. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants and obligations will not be affected by any investigation conducted with respect to or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant or obligation. The waiver of any condition based on the accuracy of any representation or warranty or on the performance of or compliance with any covenant or obligation will not affect the right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants and obligations.

         9.2 INDEMNIFICATION AND PAYMENT OF DAMAGES BY THE CONTROL GROUP. Each of the Control Group, jointly and severally, will indemnify and hold harmless each of St. Joe and its respective stockholders, officers, directors, partners, controlling persons and affiliates from any loss, liability, claim, damage, fine, penalty (excluding incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' and accountants' fees) or diminution of value whether or not involving a third-party claim (collectively, "Damages") arising, directly or indirectly, from or in connection with:

                  (i) any Breach of any representation or warranty made by the Control Group in this Agreement or any other certificate or document delivered by the Control Group pursuant to this Agreement;

                  (ii) any Breach by the Control Group of any covenant or obligation in this Agreement;

                  (iii) any services provided before Closing by the Companies or any of its present or former officers, directors, employees and agents, including specifically, but without limitation, negligent acts or omissions with respect to obligations under Management Agreements that result in Material Environmental, Health and Safety Liabilities; provided however, that Damages hereunder shall not include unpaid contractual obligations of any of the Companies or of any other Person in connection with services provided before Closing in the Ordinary Course of Business or as otherwise disclosed in this Agreement, except to the extent of additional costs, interest, and expenses attributable to or arising from a pre-closing default of such obligations; and

                  (iv) any claim by any Person for brokerage or finders' fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with any of the Companies or the Control Group (or any Person acting on their behalf) in connection with any of the Contemplated Transactions.

The remedies provided in this Section 9.2 will not be exclusive or limit any other remedies that may be available to St. Joe or other Indemnified Parties.

         9.3 INDEMNIFICATION AND PAYMENT OF DAMAGES BY ST. JOE. St. Joe will indemnify and hold harmless the Control Group against any Damages arising, directly or indirectly, from or in connection with:

                  (i) any Breach of any representation or warranty made by St. Joe in this Agreement or in any certificate or documents delivered by St. Joe pursuant to this Agreement;

                  (ii) any Breach by St. Joe of any covenant or obligation of St. Joe in this Agreement; and

                  (iii) any services provided after Closing by the Companies or any of its present or former officers, directors, employees and agents; and

                   (iv) any claim by any Person for brokerage or finders' fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with St. Joe (or any Person acting on its behalf) in connection with any of the Contemplated Transactions.

         9.4 ASSERTION OF CLAIMS. In the event that a party desires to make a claim under this Article IX (an "Indemnification Claim"), the party to be indemnified (the "Indemnified Party") will give the other party (the "Indemnifying Party") prompt notice of any such Indemnification Claim and, in the event such Indemnification Claim involves any suit, action or other proceeding, pending or threatened, the Indemnifying Party will undertake the defense thereof by representatives chosen by it which are reasonably satisfactory to the Indemnified Party. The failure to promptly notify the Indemnifying Party hereunder shall not relieve such party of its obligations hereunder, except to the extent that the Indemnifying Party is actually prejudiced by such failure to give notice. If the Indemnifying Party, within a reasonable time after notice of any such Indemnification Claim, fails to defend such Indemnification Claim, the Indemnified Party will have the right to undertake the defense, compromise or settlement of such Indemnification Claim on behalf of and for the account and risk of the Indemnifying Party, subject to the right of the Indemnifying Party to assume the defense of such Indemnification Claim at any time prior to settlement, compromise or final determination thereof. The Indemnified Party shall, at the request and expense of the Indemnifying Party, provide reasonable assistance in the defense of any such Indemnification Claim. If the Indemnifying Party has undertaken defense of an Indemnification Claim and if there is a reasonable probability that (i) an Indemnification Claim may materially and adversely affect the Indemnified Party other than as a result of money damages or other money payments or (ii) the Indemnified Party or parties may have legal defenses available to it which are different from or additional to the defenses available to the Indemnifying Party, the Indemnified Party shall have the right, at the Indemnifying Party's expense, to jointly control the defense, compromise or settlement of such Indemnification Claim. In all events an Indemnified Party shall have the right to participate in its defense at its own expense. Notwithstanding the foregoing, no Indemnifying Party shall be liable for any compromise or settlement of any action or proceeding effected without its written consent (which shall not be unreasonably withheld). The Indemnifying Party shall not, without the written consent of the Indemnified Party, settle or compromise any Indemnification Claim or consent to the entry of any judgment with respect to the Indemnified Party which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party a release from all liability in respect of such Indemnification Claim.

         9.5 INDEMNITY LIMITS.

         (a) The Control Group will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with, other than those in Sections 3.2 (Authority), 3.4 (Ownership of Interests and Shares), 3.5 (Capitalization of Subsidiaries), 3.13 (Taxes), 3.24 (Environmental Matters), 3.25 (Employee Matters), Section 3.32 (Year 2000), and Sections 9.2(iii) and (iv), unless on or before December 31, 1999, St. Joe notifies the Control Group in writing of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by St. Joe. The Control Group will have no liability (for indemnification or otherwise) with respect to a claim under Section 3.13 (Taxes) unless on or before 30 days after the expiration of the statute of limitations (as tolled or extended) applicable to such claim, St. Joe notifies the Control Group in writing of such claim specifying the factual basis of that claim in reasonable detail to the extent then known by St. Joe. The Control Group will have no liability (for indemnification or otherwise) with respect to a claim under Section 3.25 (Employee Matters), Section 3.24 (Environmental Matters),
Section 3.32 (Year 2000), or Section 9.2(iii) unless on or before the third anniversary of the Closing Date, St. Joe notifies the Control Group in writing of such claim specifying the factual basis of that claim in reasonable detail to the extent then known by St. Joe. A claim with respect to Sections 3.2 (Authority) or 3.4 (Ownership of Interests and Shares) may be made at any time. Except for obligations set forth under Section 2.2 and 9.3(iii), St. Joe will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with pursuant to this Agreement, unless on or before December 31, 1999, the Control Group notifies St. Joe of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by the Control Group. St. Joe will have no liability (for indemnification or otherwise) with respect to a claim under
Section 9.3(iii) unless on or before the third anniversary of the Closing Date, a member of the Control Group notifies St. Joe in writing of such claim specifying the factual basis of that claim in reasonable detail to the extent then known by such member.

(b) No Indemnification Claim will be made by the Indemnified Party under this
Article IX unless the aggregate of all Damages incurred by the Indemnified Party exceeds $60,000.00, and then only for the amount by which such Damages exceed $60,000.00, and in no event shall the Indemnifying Party be liable for Damages in excess of the amount of the Purchase Price.

(c) The aggregate individual liability under this Agreement of:

                  (i) HK Associates, L.P. shall not exceed an amount equal to 36.03% of the Purchase Price; and

                  (ii) Dominion Capital, Inc. and Goodman-Segar-Hogan, Inc. together shall not exceed an amount equal to 37.53% of the Purchase Price.

(d) Any indemnification payment required to be made by any party under this
Article IX shall be reduced by any insurance proceeds which the Indemnified Party is entitled to receive with respect to the indemnified claim, and increased by the costs and expenses incurred by the Indemnified Party in collecting such insurance proceeds.

(e) The limitations contained in the preceding subparagraphs (b) and (c) shall not apply to:

                  (i)   the obligations of St. Joe under Section 2.2;

                  (ii) the obligations of GSH, Inc. and Dominion, due to (x) an intentional breach of a Material representation or warranty if either David Heavenridge or Jerry Moore had actual Knowledge (without due diligence or investigation) of such breach at any time prior to the Closing Date or (y) an intentional breach by GSH, Inc. or Dominion of any Material covenant or obligation under this Agreement.

                  (iii) the obligations of HK, LP, from (x) an intentional breach of a Material representation or warranty if either A. Russell Kirk or Daniel A. Hoffler had actual Knowledge (without due diligence or investigation) of such breach at any time prior to the Closing Date or (y) an intentional breach by HK, LP of any Material covenant or obligation under this Agreement.

         9.6 SET-OFF. In the event that any of the Control Group is obligated to pay any Damages to St. Joe pursuant to Section 9.2 or is otherwise obligated to make payments to St. Joe, St. Joe shall be entitled, at its discretion, and upon notice to the affected Person, to set off any such Damages or other payment obligations owed to St. Joe against any amounts otherwise payable by St. Joe to such Person pursuant to the Promissory Notes or otherwise. The exercise of such right of set-off by St. Joe in good faith, whether or not ultimately determined to be justified, will not constitute an event of default under the Promissory Notes. Neither the exercise of nor the failure to exercise such right of set-off will constitute an election of remedies or limit St. Joe in any manner in the enforcement of any other remedies that may be available to it.

         9.7 PROCEDURE FOR INDEMNIFICATION--THIRD PARTY CLAIMS.

         (a) Promptly, but in any event within twenty days, after receipt by an Indemnified Party under Section 9.2 or 9.3 of notice of the commencement of any Proceeding against it, such Indemnified Party will, if a claim is to be made against an Indemnifying Party under such Section, give notice to the Indemnifying Party of the commencement of such Proceeding, describing such claim in reasonable detail and, if possible, indicating the estimated amount of the indemnifiable loss that has been or may be sustained by the Indemnified Party.

         (b) If any Proceeding referred to in Section 9.7(a) is brought against an Indemnified Party and it gives notice to the Indemnifying Party of the commencement of such Proceeding, the Indemnifying Party will be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the Indemnifying Party is also a party to such Proceeding and the Indemnified Party determines in good faith that joint representation would be inappropriate, or
(ii) the Indemnifying Party fails to provide reasonable assurance to the Indemnified Party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the Indemnified Party and, after notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such Proceeding, the Indemnifying Party will not, as long as it diligently conducts such defense, be liable to the Indemnified Party under this Article IX for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the Indemnified Party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the Indemnifying Party assumes the defense of a Proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the Indemnifying Party without the Indemnified Party's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the Indemnified Party, and (B) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party; and (iii) the Indemnified Party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an Indemnifying Party of the commencement of any Proceeding and the Indemnifying Party does not, within ten days after the Indemnified Party's notice is given, give notice to the Indemnified Party of its election to assume the defense of such Proceeding, the Indemnifying Party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the Indemnified Party.

         (c) Notwithstanding the foregoing, if an Indemnified Party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Party may, by notice to the Indemnifying Party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the Indemnifying Party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

         (d) The Control Group hereby consents to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Party for purposes of any claim that an Indemnified Party may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agrees that process may be served on the Control Group with respect to such a claim anywhere in the world.

         9.8 PROCEDURE FOR INDEMNIFICATION--OTHER CLAIMS. A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.


                         ARTICLE X - GENERAL PROVISIONS

         10.1 EXPENSES. Each of the Control Group and St. Joe and will bear its respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of Representatives.

         10.2 ANNOUNCEMENTS. Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transaction prior to Closing will be issued, if at all, at such time and in such manner as St. Joe, Dominion and HK, L.P. mutually determine. Unless consented to by St. Joe, Dominion and HK, L.P. in advance or required by Legal Requirements, each party hereto shall keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. The Control Group and St. Joe will consult with each other concerning the means by which the Partnership's employees, customers, consultants and suppliers and others having dealings with the Partnership will be informed of the Contemplated Transactions, and St. Joe will have the right to be present for any such communication.

         10.3 CONFIDENTIALITY. Each party hereto will maintain in confidence and will cause their respective directors, officers, employees, agents, consultants and advisors to maintain in confidence, any written, oral or other information obtained in confidence from another party hereto or the Partnership in connection with this Agreement or the Contemplated Transactions, unless (i) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (ii) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, or (iii) the furnishing or use of such information is required by legal proceedings; provided, however, that in the event of disclosure pursuant to (ii) or (iii) hereof, such disclosing party shall agree to provide prompt written notice to the other parties hereto prior to disclosure and to disclose only that portion of the confidential information which is legally required or otherwise necessary.

If the Contemplated Transactions are not consummated, each party will return or destroy as much of written confidential information as the other party may reasonably request. Whether or not the Closing takes place, each of the Control Group, the Partnership, and the General Partner waives any cause of action, right, or claim arising out of the access of St. Joe or its Representatives to any trade secrets or other confidential information of the Companies, except for the intentional competitive misuse by St. Joe of such trade secrets or confidential information.

         10.4 ENFORCEMENT COSTS. If any civil action, arbitration or other legal proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees, sales and use taxes, court costs and all expenses even if not taxable as court costs (including, without limitation, all such fees, taxes, costs and expenses incident to arbitration, appellate, bankruptcy and post-judgment proceedings), incurred in that civil action, arbitration or legal proceeding, in addition to any other relief to which such party or parties may be entitled. Attorneys' fees shall include, without limitation, paralegal fees, investigative fees, administrative costs, sales and use taxes and all other charges billed by the attorney to the prevailing party. In the event of mediation or other informal dispute resolution proceeding, each party shall bear its own costs.

         10.5 EQUITABLE REMEDIES. Each of the parties acknowledges that the other parties hereto will be irreparably damaged (and damages at law would be an inadequate remedy) if this Agreement is not specifically enforced. Therefore, in the event of a breach or threatened breach by any party of any provision of this Agreement, the other parties hereto shall be entitled, in addition to any other rights or remedies or law or in equity to which such party may be entitled, to an injunction restraining such breach, without being required to show any actual damage or to post an injunction bond, and/or to a decree for specific performance of the provisions of this Agreement.

         10.6 NOTICES. All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested) in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

To St. Joe:
The St. Joe Partnership
1650 Prudential Drive, Suite 400
Jacksonville, Florida   32207
Attention:        David D. Fitch, Senior Vice President
Telephone:        (904) 396-6600
Facsimile:        (904) 396-4042

With a copy to:
Robert M. Rhodes, Esquire
The St. Joe Partnership
1650 Prudential Drive, Suite 400
Jacksonville, Florida   32207
Telephone:        (904) 396-6600
Facsimile:        (904) 858-5237

With a copy to:
William R. Waddell, Esquire
McGuire, Woods, Battle & Boothe LLP
9000 World Trade Center
101 W. Main Street
Norfolk, Virginia  23510
Telephone:        (757) 640-3700
Facsimile:        (757) 640-3701

To the Partnership or the General Partner:
Goodman-Segar-Hogan-Hoffler, L.P.
900 World Trade Center
Norfolk, Virginia   23510
Telephone:        (757) 627-0661
Facsimile:        (757) 627-1901

To HK, L.P.:
HK Associates, L.P.
c/o HK Associates, Inc.
860 Greenbrier Circle, Suite 600
Chesapeake, Virginia   23320
Attention:        Mr. A. Russell Kirk
Telephone:        (757) 366-4375
Facsimile:        (757) 523-0370

With a copy to:
Steven M. Edmonds, Esquire
Cantor, Arkema & Edmonds
Post Office Box 561
Richmond, Virginia   23204-0561
Telephone:        (804) 644-1400
Facsimile:        (804) 225-8706

To GSH, Inc. or Dominion:
Dominion Capital, Inc.
Riverfront Plaza West Tower
901 East Byrd Street
Richmond, Virginia   23219
Attention:        David L. Heavenridge
Telephone:        (804) 775-5801
Facsimile:        (804) 775-3742

With a copy to:
Steven M. Edmonds, Esquire
Cantor, Arkema & Edmonds
Post Office Box 561
Richmond, Virginia   23204-0561
Telephone:        (804) 644-1400
Facsimile:        (804) 225-8706

         10.7 DISPUTE RESOLUTION. The parties will attempt in good faith to resolve any controversy or claim arising out of or relating to this Agreement promptly by negotiations between senior executives of the parties who have authority to settle the controversy.

The disputing party shall give the other party written notice of the dispute. Within twenty days after receipt of said notice, the receiving party shall submit to the other a written response. The notice and response shall include
(a) a statement of each party's position and a summary of the evidence and arguments supporting its position, and (b) the name and title of the executive who will represent that party. The executives shall meet at a mutually acceptable time and place within thirty days of the date of the disputing party's notice and thereafter as often as they reasonably deem necessary to exchange relevant information and to attempt to resolve the dispute.

If a negotiator intends to be accompanied at a meeting by an attorney, the other negotiator shall be given at least three working days' notice of such intention and may also be accompanied by an attorney. All negotiations pursuant to this Section are confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and state rules of evidence.

If the matter has not been resolved within sixty days of the disputing party's notice, or if the party receiving said notice will not meet within thirty days, either party may initiate mediation of the controversy or claim in accordance with the Center for Public Resources Model Procedure for Mediation of Business Disputes.

If the matter has not been resolved pursuant to the aforesaid mediation procedure within sixty days of the initiation of such procedure, (i) the parties may agree to settlement by binding arbitration under the Commercial Arbitration Rules of the American Arbitration Association or (ii) in the absence of such agreement, either party may initiate litigation upon ten days' written notice to the other party. The place of arbitration shall be Norfolk, Virginia.

All deadlines specified in this Section 10.7 may be reduced or extended by mutual agreement.

The procedures specified in this Section 10.7 shall be the sole and exclusive procedures for the resolution of disputes between the parties arising out of or relating to this agreement; provided, however, that a party may seek a preliminary injunction or other preliminary judicial relief if in its judgment such action is necessary to avoid irreparable damage. Despite such action the parties will continue to participate in good faith in the procedures specified in this Section 10.7. All applicable statutes of limitation shall be tolled while the procedures specified in this Section 10.7 are pending. The parties will take such action, if any, required to effectuate such tolling.

         10.8 FURTHER ASSURANCES. The parties agree (i) to furnish upon request to each other such further information, (ii) to execute and deliver to each other such other documents, and (iii) to do such other acts and things all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

         10.9 WAIVER. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law (i) no claim or right arising out of this Agreement can be discharged by a party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the party possessing such right, (ii) no waiver that may be given by a party will be applicable except in the specific instance for which it is given, and (iii) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement;

         10.10 ENTIRE AGREEMENT AND AMENDMENT. This Agreement supersedes all prior agreements between the parties with respect to its subject matter including without limitation that certain letter of intent dated May 18, 1998, as amended, and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by all parties.

         10.11 ASSIGNMENTS, SUCCESSORS AND NO THIRD-PARTY RIGHTS. No party may assign any of its rights under this Agreement without the prior consent of the other parties, which will not be unreasonably withheld. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon and inure to the benefit of the heirs and legal representatives, successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their heirs and legal representatives, successors and assigns.

         10.12 SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         10.13 SECTION HEADINGS, CONSTRUCTION. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Article", "Section" or "Sections" refer to the corresponding Article, Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

         10.14 TIME OF ESSENCE. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

         10.15 EXHIBITS.

         (a) The disclosures in the Exhibits, as supplemented and amended, must relate only to the representations and warranties in the Section of the Agreement to which they expressly relate and not to any other representation or warranty in this Agreement.

         (b) In the event of any inconsistency between the statements in the body of this Agreement and those in the Exhibits (other than an exception expressly set forth as such in the Exhibits with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

         10.16 GOVERNING LAW. This Agreement will be governed by the laws of the Commonwealth of Virginia without regard to conflicts of laws principles.

         10.17 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which when taken together will be deemed to constitute one and the same agreement.

[SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.


                                 ST. JOE COMMERCIAL PROPERTY
                                 SERVICES, INC.


                                 By:
                                    -------------------------------------------
                                 Name:
                                      -----------------------------------------
                                 Title:
                                       ----------------------------------------


                                 DOMINION CAPITAL, INC.


                                 By:
                                    -------------------------------------------
                                 Name:
                                      -----------------------------------------
                                 Title:
                                       ----------------------------------------


                                 H K ASSOCIATES, L.P.

                                 By:  H K, Inc., as general partner

                                 By:
                                    -------------------------------------------
                                 Name:
                                      -----------------------------------------
                                 Title:
                                       ----------------------------------------


                                 GOODMAN-SEGAR-HOGAN, INC.


                                 By:
                                    -------------------------------------------
                                 Name:
                                      -----------------------------------------
                                 Title:
                                       ----------------------------------------

                                 GOODMAN-SEGAR-HOGAN-
                                    HOFFLER, INC.


                                 By:
                                    -------------------------------------------
                                 Name:
                                      -----------------------------------------
                                 Title:
                                       ----------------------------------------


                                 GOODMAN-SEGAR-HOGAN-
                                    HOFFLER, L.P.

                                 By:  Goodman-Segar-Hogan-Hoffler, Inc.,
                                          as  General Partner

                                 By:
                                    -------------------------------------------
                                 Name:
                                      -----------------------------------------
                                 Title:
                                       ----------------------------------------

                                  Exhibit List

A:                Ownership Schedule.
B:                List Of All Subsidiaries.
C.                Form of Promissory Note.
D:                Form Of Seller's Release.
3.3:              List Of Required Notice Or Consent.
3.4:              Exceptions To Control Group Ownership.
3.4(A):           Partnership Repurchase Obligations.
3.4(B):           General Partner Repurchase Obligations.
3.6(B)            June 30, 1998 Balance Sheet
3.6(C):           1998 Budget.
3.7:              Licenses.
3.9(B):           Real Property Leases.
3.9(C):           Personal Property Leases.
3.10:             List Of Buildings, Fixtures And Equipment.
3.11:             Accounts Receivable Ledger As Of The Balance Date.
3.12:             Liabilities Not Disclosed On The Balance Sheet.
3.13:             Tax Sharing Agreements.
3.14:             Material Adverse Changes.
3.16:             Notices Regarding Legal Requirements.
3.17:             List Of Governmental Authorizations.
3.18:             Legal Proceedings.
3.20:             Changes Since Balance Sheet Date.
3.21:             List Of Applicable Contracts.
3.22:             Defaults.
3.23:             Insurance.
3.25(a):          Employee Information.
3.25(b):          Independent Contractors.
3.25(c):          Employment Agreements
3.25(d):          Golden Parachute Agreements
3.25(e):          Outstanding Liabilities to Employees.
3.25(f):          List Of Benefit Plans.
3.25(f)(ii):      Section 401(a) Plans
3.25(f)(iii):     Benefit Plan Claims And Outstanding Obligations.
3.25(f)(iv):      Exceptions To Benefit Plan Termination.
3.25(f)(v):       Benefit Plan Defaults.
3.25(f)(vi):      Unpaid Or Unaccrued Benefit Plan Contributions.
3.25(f)(vii):     Exceptions To Benefit Plan Funding Or Insurance Requirements.
3.25(g):          Compliance with ERISA And The Code.
3.25(h):          Compliance With Group Health Requirements.
3.25(i):          Collective Bargaining Agreements.
3.25(j):          Non-Competition Agreements.
3.25(k):          Confidentiality Agreements.

3.25(l):          Non-Solicitation Agreements.
3.25(m):          Indemnification Agreements.
3.26:             Intellectual Property Lists and Encumbrances.
3.29:             Relationships With Related Persons.
3.31:             Bank Accounts; Safe Deposit Boxes.
3.32(a):          Year 2K: Computer Systems List and Summary.
3.32(b):          Year 2K: Building Systems Summary.

Related Agreements

Dominion Group Support Agreement.
Armada/Hoffler Support and Shared Services Agreement.
Termination Agreement.
Armada/Hoffler Guaranty.
GSH, Inc. Payroll Services Agreement
St. Joe Guaranty
Stanton Obligations Agreement
Minority Sellers' Agreements
Closing Agreement